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                                                                    EXHIBIT 99.7


                             AMENDMENT NO. 1 TO THE
                             CONTRIBUTION AGREEMENT

         This Amendment (this "Amendment") to that certain Contribution Agreement, dated May 12, 1999, (the "Agreement") between Nortel Networks, Inc., a corporation organized and existing under the laws of Delaware ("NNI") and Elastic Networks, Inc., a corporation organized and existing under the laws of Delaware ( "Elastic"), is entered into as of December 27, 2001 (the "Amendment Effective Date"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    Recitals

         NNI and Elastic desire to amend the Agreement to modify the duration of the non-compete in the Agreement as a condition precedent to an acquisition of Elastic by Paradyne Networks, Inc.

         In consideration of the above recitals and the mutual covenants set forth herein, the parties hereby amend the Agreement as follows:

                  I. EXTENSION OF NONCOMPETITION PERIOD. In the first line of Section 10.04, "thirty-six (36) months" is replaced with "forty-eight (48) months".

                  II. INCORPORATION AND RATIFICATION. Except as specifically amended and modified by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and affirmed by NNI and Elastic.



NORTEL NETWORKS, INC.                        ELASTIC NETWORKS, INC.

/s/ Craig A. Johnson                         /s/ Guy D. Gill
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Authorized Signature                         Authorized Signature


                                             Guy D. Gill, President and CEO
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Printed Name and Title                       Printed Name and Title